SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2004

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2140 Lake Park Blvd.
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 497-5000

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to be furnished pursuant to Item 12 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated May 11, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On May 11, 2004, Lennox International Inc. (the “Company”) issued a press release announcing that it will delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the “Form 10-Q”) with the Securities and Exchange Commission. As previously announced, the Audit Committee of the Company’s Board of Directors is conducting an inquiry into the Company’s Service Experts business segment. The Company continues to work with its Audit Committee and outside auditors to complete the previously announced inquiry into the Company’s Service Experts segment. In addition, the Company is conducting an accounting review to finalize the magnitude of the adjustments and to determine whether any or all these adjustments relate to prior accounting periods. The Company expects it will take at least 60 days to determine the potential impact of the adjustments. Since the inquiry has not been completed, the Company has not finalized its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Form 10-K”) or the Form 10-Q. The Company believes that the results of the inquiry will need to be incorporated into the Form 10-K and the Form 10-Q in order to provide a thorough, accurate and complete presentation of the information contained therein. The Company expects to file the Form 10-K and the Form 10-Q as soon as practicable after the inquiry is complete. Furthermore, the Company provided additional information regarding the internal inquiry as well as its preliminary financial results for the quarter ended March 31, 2004. For additional information, see the May 11, 2004 press release furnished as Exhibit 99.1 to this report.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, information attached as Exhibit 99.1 is deemed to be furnished pursuant to Item 12 and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: May 11, 2004	By:	/s/ Richard A. Smith
		Name:	Richard A. Smith
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated May 11, 2004.